Exhibit 99.1

Lantronix Appoints Christa Steele to Its Board of Directors

IRVINE, Calif., Jan. 25, 2024 — Lantronix Inc. (NASDAQ: LTRX) (the “Company”), a global provider of secure turnkey solutions for the Industrial Internet of Things (IoT) and the Intelligent IT market, today announced that Christa Steele is joining the Company’s Board of Directors as an independent director, effective Jan. 24, 2024. Following the appointment of Steele, the Board will be comprised of six directors, five of whom are independent under applicable listing standards of the Nasdaq Stock Market.

“We are very pleased to welcome Christa Steele to the Lantronix Board of Directors,” said Saleel Awsare, CEO and president of Lantronix. “Lantronix will benefit greatly from her extensive experience, including positions as CEO and board member for public and privately held companies for which she helped drive successful outcomes.”

“In addition to being a seasoned board director, Christa has a proven track record of delivering strategies that support revenue growth, improved profitability, and shareholder value creation. She will be a valuable addition to the Lantronix Board of Directors,” said Jason W. Cohenour, chairman of the Board for Lantronix.

Steele is an experienced CEO and board member, having served with public and privately held companies with revenues of up to $1 billion. In addition to the Lantronix Board of Directors, she also currently serves on the boards of Velocity Risk, The Doctors Company and Tanimura & Antle.

In early 2022, Steele was appointed interim CEO for Balco Holdings Inc., parent company of Bay Alarm, Bay Alarm Medical and BALCO Properties, with 1,200 employees and revenues in excess of $250 million. She successfully completed the divesting of company assets by the end of 2022. Prior to Balco Holdings Inc., she was president and CEO of Mechanics Bank, where, during her tenure, core earnings improved, the stock price doubled and the company was sold for a premium in 2015.

Steele holds an MBA from The Marshall School of Business at the University of Southern California and a Bachelor of Arts from California State University Sacramento.

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About Lantronix

Lantronix Inc. is a global Industrial and Enterprise Internet of Things (IoT) provider of solutions that target high-growth applications in specific vertical markets, including Smart Grid, Intelligent Transportation, Smart Cities and AI Data Centers. Lantronix’s history in networking and video processing as well as its leading-edge applications include Intelligent Substations infrastructure, Infotainment systems and Video Surveillance, supplemented with comprehensive Out of Band Management (OOB) solutions for Cloud and Edge Computing.

Lantronix’s solutions empower companies to achieve success in the growing IoT and OOB markets by delivering customizable solutions that address each layer of the IoT Stack, including Collect, Connect, Compute, Control and Comprehend. For more information, visit the Lantronix website.

Learn more at the Lantronix blog, which features industry discussion and updates. Follow Lantronix on Twitter, view its YouTube video library or connect on LinkedIn.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Any statements set forth in this news release that are not entirely historical and factual in nature, including without limitation statements regarding our future growth and profitability. These forward-looking statements are based on our current expectations and are subject to substantial risks and uncertainties that could cause our actual results, future business, financial condition, or performance to differ materially from our historical results or those expressed or implied in any forward-looking statement contained in this news release. The potential risks and uncertainties include, but are not limited to, such factors as the effects of negative or worsening regional and worldwide economic conditions or market instability on our business, including effects on purchasing decisions by our customers; our ability to mitigate any disruption in our and our suppliers’ and vendors’ supply chains due to the COVID-19 pandemic or other outbreaks, wars and recent tensions in Europe, Asia and the Middle East, or other factors; future responses to and effects of public health crises; cybersecurity risks; changes in applicable U.S. and foreign government laws, regulations, and tariffs; our ability to successfully implement our acquisitions strategy or integrate acquired companies; difficulties and costs of protecting patents and other proprietary rights; the level of our indebtedness, our ability to service our indebtedness and the restrictions in our debt agreements; and any additional factors included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2023, filed with the Securities and Exchange Commission (the “SEC”) on Sept. 12, 2023, including in the section entitled “Risk Factors” in Item 1A of Part I of such report; our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023, filed with the SEC on Nov. 8, 2023, including in the section entitled “Risk Factors” in Item 1A of Part II of such report; as well as in our other public filings with the SEC. Additional risk factors may be identified from time to time in our future filings. The forward-looking statements included in this release speak only as of the date hereof, and we do not undertake any obligation to update these forward-looking statements to reflect subsequent events or circumstances.

© 2024 Lantronix, Inc. All rights reserved. Lantronix is a registered trademark. Other trademarks and trade names are those of their respective owners.

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Lantronix Media Contact:

Gail Kathryn Miller

Corporate Marketing &

Communications Manager

media@lantronix.com

949-212-0960

Lantronix Analyst and Investor Contact:

Jeremy Whitaker

Chief Financial Officer

investors@lantronix.com
949-450-7241

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